Exhibit 99.1

SBA COMMUNICATIONS CORPORATION ANNOUNCES CEO SUCCESSION PLAN

CFO Brendan Cavanagh to Succeed Jeff Stoops as President and CEO upon his Retirement

BOCA RATON, FL – (Business Wire) – February 21, 2023 – SBA Communications Corporation (NASDAQ: SBAC) (“SBA” or the “Company”), a leading global owner and operator of communications infrastructure, announced today that Jeff Stoops will retire from his positions as President and Chief Executive Officer on December 31, 2023. SBA’s Board of Directors has appointed Brendan Cavanagh, SBA’s Executive Vice President and Chief Financial Officer, to succeed Mr. Stoops as President and CEO, at which time Mr. Cavanagh shall also be appointed to the Company’s Board of Directors. Mr. Stoops shall remain on the Company’s Board of Directors, and upon his retirement shall assume the position of non-executive Chairman of the Board. Steven Bernstein, SBA’s founder and current Chairman of the Board of Directors, will continue to serve on the Board, and Jack Langer will continue in his role as lead independent director. The Company intends to appoint its next Chief Financial Officer later this year.

Brendan Cavanagh joined SBA in February 1998 after spending several years as a CPA in the assurance practice of Arthur Andersen. During his 25-year career at SBA, he has served in a number of positions of increasing responsibility, including in Mergers & Acquisitions, as Vice President—Site Administration and as Chief Accounting Officer, prior to becoming the Company’s Chief Financial Officer in 2008. During Mr. Cavanagh’s tenure as CFO, SBA’s total revenues have grown by 555% and its enterprise value has expanded from $6 billion to $43 billion.

”It has been a tremendous privilege to work side by side with Jeff from the very early days of the wireless infrastructure industry through a period of significant growth to the current state of SBA as a top-performing, multinational company. I am extremely thankful to Jeff for his guidance and support over the last quarter century,” said Brendan Cavanagh, the Company’s next President and CEO. “I am also very excited for the future of SBA. I see many opportunities to support our customers in their continuing efforts to expand the capabilities and depth of their wireless networks in order to meet the constantly growing demand for enhanced wireless services. SBA’s strong foundation and talented leadership team position us well to be a key contributor to our customers’ future success. I am deeply honored to be entrusted with the leadership of such an extraordinary organization, and I look forward to the next chapter for SBA.”

Jeff Stoops joined SBA in March, 1997, initially as Executive Vice President and General Counsel, with the primary charge of leading SBA’s transition from a services provider to the U.S. wireless carrier industry to an independent owner and operator of wireless communications towers. SBA acquired its first towers in June, 1997. Mr. Stoops later served as the Company’s Chief Financial Officer, including during its initial public offering in June, 1999, and later President, before being appointed CEO effective January 1, 2002. As of December 31, 2022, SBA was operating in 16 countries, and owned close to 40,000 tower sites. Mr. Stoops is the longest-serving public company CEO in the history of the global wireless tower industry. During Mr. Stoops’ tenure as CEO, through December 31, 2022, SBA has delivered annualized total shareholder returns of 16% and annualized growth in enterprise value of 17%.

“I am extremely blessed and fortunate to have had the opportunity to lead SBA and work with world-class colleagues in a remarkably dynamic and successful industry” commented Jeff Stoops, President and CEO. “I am very proud of the industry we have shaped, the customers we have served, the shareholders we have rewarded and the employees and communities we have benefitted. I want to give a heartfelt thanks to all who helped me on this remarkable journey, which continues. The time has come to turn the leadership of SBA over to the next generation. I am very excited about the future of SBA under the leadership of Brendan and the rest of our strong executive team. Brendan has been my partner and right-hand for many years, and during that time Brendan has been intimately involved in everything of importance for our Company, including managing our strong balance sheet and capital allocation program. He possesses the skills, character and vision to lead SBA to new heights in an ever-changing industry. The Board, Brendan and I have been preparing Brendan to succeed me for some time, and I will retire with the confidence and comfort in the knowledge that SBA will be in strong and capable hands. We expect the transition will be smooth and seamless, and I look forward to continuing my long relationship with Brendan and SBA as Chairman of the Board of Directors”.

Steven Bernstein, current Chairman of the Board of SBA, said “Jeff has had a tremendous impact on our company and industry. The Board is grateful for his leadership over two decades, a period of time driven by clear and focused vision, outstanding operational execution and integrity. During that time our shareholders have been rewarded handsomely, our customers well-served and the lives of our employees and communities improved. Given the importance of finding the right successor for Jeff, our Board approached this change of leadership in a very diligent manner. Working closely with Jeff, the Board identified Brendan as his successor and is implementing a leadership succession process that will benefit all of our constituents. Brendan is a talented and experienced leader who has worked across SBA in a variety of areas since joining SBA 25 years ago. We know he is ready for the CEO role, and we look forward to working closely with Brendan for the continued success of SBA, our shareholders, customers and employees”.

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) future customer activity and demand for the Company’s wireless communications infrastructure, (ii) the ability of its management team to position the Company to be a key contributor in such activity and (iii) the future operational and financial performance of the Company.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the impact of recent macro-economic conditions, including increasing interest rates, inflation and financial market volatility on (a) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (b) the Company’s business and results of operations, and on foreign currency exchange rates and (c) consumer demand for wireless services; (2) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular in the United States, Brazil, South Africa, Tanzania, and in other international markets; (3) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (4) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (5) the Company’s ability to manage expenses and cash capital expenditures at anticipated levels; (6) the impact of continued consolidation among wireless service providers in the U.S. and internationally, including the impact of the completed T-Mobile and Sprint merger, on the Company’s leasing revenue and the ability of Dish to compete as a nationwide carrier; (7) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (8) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (9) the Company’s ability to acquire land underneath towers on terms that are accretive; (10) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (11) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the

Company’s ability to build additional towers in 2023; and (12) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2022.

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a leading independent owner and operator of wireless communications infrastructure including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells. With a portfolio of more than 39,000 communications sites in 16 markets throughout the Americas, Africa and the Philippines, SBA is listed on NASDAQ under the symbol SBAC. Our organization is part of the S&P 500 and is one of the top Real Estate Investment Trusts (REITs) by market capitalization. For more information, please visit: www.sbasite.com.

CONTACT:

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431